EXHIBIT 10.26
Amendment No. 8 to Systems Integrator Agreement
This Amendment No. 8 (“Amendment”) to the Systems Integrator Agreement dated November 13, 2001, as amended (the “Agreement”) is entered into by and between Cisco Systems, Inc., a California corporation (“Cisco”), having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and INX Inc. (formerly known as InterNetwork Experts, Inc.) (“Integrator”), a Delaware corporation having its principal place of business at 1955 Lakeway Drive, Suite 220, Lewisville, Texas 75057. Integrator’s right to resell the Services shall commence at the time when both parties’ authorized representatives have executed this Amendment (the “Effective Date”), as evidence by their signatures below. Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. To the extent there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control. Unless otherwise agreed upon by the parties in writing, this Amendment shall terminate when the Agreement is terminated or expires.
WHEREAS, Cisco and Integrator have previously entered into the Agreement in order to set forth the terms and conditions pursuant to which Cisco will provide services to Integrator;
WHEREAS, Cisco and Integrator desire to further amend the Agreement in the manner stated herein;
NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
The parties hereby agree to amend the Agreement as follows:
1.	Ex. H: EXHIBIT FOR THE RESALE OF CISCO REMOTE OPERATIONS SERVICES (“CISCO ROS”) is hereby attached to and made a part of the Agreement.
This Amendment is the complete agreement among the parties concerning the subject matter herein and replaces any prior oral or written communications by the parties, including but not limited to any prior or existing agreement that Integrator may have or held with NetSolve, Incorporated. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Amendment may only be modified by a written document executed by the parties hereto.
Each party warrants and represents that its respective signatories, whose signatures appear below, have been and are on the date of signature, duly authorized to execute this Amendment.

INTEGRATOR		CISCO SYSTEMS, INC.

Authorized Signature:	/s/ Paul Klotz	Authorized Signature:	/s/ Perry Booth

Print Name:	Paul Klotz	Print Name:	Perry Booth

Print Title:	Vice President	Print Title:	Cisco Financial

Date:	3-7-06	Date:	3/20/06

EXHIBIT H
EXHIBIT FOR THE RESALE OF CISCO REMOTE OPERATIONS SERVICES (“CISCO ROS”)
     This Exhibit (“Exhibit”), and all referenced Attachments, supplement the Agreement, and pertain to Integrator’s resale of Cisco’s Remote Operations Services (“Services”).
     This Exhibit consists of the following: the Terms and Conditions for the resale of the Services, Attachment 1 (Glossary of Terms), Attachment 2 (Services Availability), Attachment 3 (Integrator Requirements), Attachment 4 (Pricing), Attachments 5 and 6 (Approval Forms), Attachment 7 (Limited Warranty statement).
CISCO ROS RESALE TERMS AND CONDITIONS
1.0	DEFINITIONS.

All capitalized terms not defined herein shall have the meaning ascribed in Attachment 1 (Glossary of Terms).

2.0	SCOPE. Integrator is authorized on a non-exclusive basis to resell Services to End Users in the Territory. The Services Integrator is authorized to resell are set forth in Attachment 2 (Services Availability). This Exhibit shall apply to Integrator’s resale of, and Cisco’s provisioning of, the Services.

3.0	CISCO RIGHTS AND OBLIGATIONS. For each End User to whom Integrator resells Services, Cisco will use commercially reasonable efforts to provide the Services to Integrator’s End User in accordance with the following.
3.1	Resale of Services. Cisco will make the Services listed in Attachment 2 (Services Availability) available to Integrator for resale to Integrator’s End Users, subject to the specified limitations.

3.2	Communications with End Users. Cisco will, from time to time, communicate with End Users, regarding such matters as Service activation, support and troubleshooting. All such communications will be in English unless otherwise agreed by Cisco and the End User. End Users calling Cisco for technical support should be fluent in English.
4.0	INTEGRATOR RIGHTS AND OBLIGATIONS.
4.1	Services Descriptions. When Integrator resells the Services to an End User, Integrator shall provide at the time of sale to End User a copy of the Service Description of each Service ordered by the End User. Integrator further agrees to:
(i)	provide or ensure that each End User provides the required Management Connections for each ordered service; and

(ii)	ensure that Integrator and End User comply with all requirements listed in Section 5.0 (Customer Responsibilities) of the Services Description of each ordered Services; and

(iii)	comply with all requirements set forth in Attachment 3 (Integrator Requirements).
Integrator may not make any modification(s) to the Service Descriptions, except as delineated in section 5.2 below. Cisco shall only be obligated to provide the Services set forth in Attachment 2 (Services Availability) and shall not be obligated to provide any other services, including, without limitation, any services described in a Modified Description.

4.2	Valid Customer Service Order. Cisco requires a valid Customer Service Order from Integrator prior to commencing Services to End Users.

4.3	Submission of Transaction Details. Orders must state the name of the End User and provide contact information for the End User employee or contractor who is responsible for coordinating activation of the

Service with Cisco. An Order must also specify the Components that are to be managed by each ordered Service. Integrator will be responsible for providing all additional information reasonably requested by Cisco to fill the Order, such as the sites at which Components are located. Such information may be provided with the Order or promptly following Cisco’s request.

4.4	Ordering. Integrator agrees to be bound by all Orders submitted by Integrator or on Integrator’s behalf. Each Order shall be limited to a single End User. Orders are subject to acceptance or rejection by Cisco. An Order received by Cisco will be deemed accepted unless Cisco rejects it in writing (by fax, e-mail or otherwise) within ten (10) Business Days of receipt.

4.5	Supplemental Orders. Integrator may purchase additional quantities of a Service (“Supplemental Order”) for resale to an End User to which Integrator has previously sold that Service by adding additional Components to the existing Order for that service and End User (“Existing Order”). The Service Term of the Supplemental Order will be coterminous with the Service Term of the Existing Order. Supplemental Orders are subject to acceptance or rejection by Cisco.

4.6	Start Date of Service Term.

A Service may be turned up over the course of several weeks or months, as the End User makes each Component available for management of that Service. The initial Service Term of a Service will begin on the Start Date of that Service, whether or not the End User makes Components available for management on that date. However, as set forth in Section 9.3, Component-based fees will not be invoiced until the Service is initiated for the Component.

4.7.	Activation Schedule. Delays. Rescheduling.
Each party will use reasonable efforts to meet the Start Date of each Order accepted by Cisco, and will promptly inform each other of any expected delays. Either party may defer the scheduled Start Date of a Service by up to thirty (30) days by notifying the other party at least five (5) Business Days before the original Start Date. The notice will propose a new Start Date, which will be subject to the other party’s approval, such approval not to be unreasonably withheld or delayed.
4.8	Cancellation Without Cause.

Integrator may cancel all or any portion of an accepted Order, without cause, by notice to Cisco, provided:
(i)	if Integrator reschedules activation of a Service for a Component for which such activation had already been scheduled pursuant to Section 4.7 (Activation Schedule), Integrator agrees to pay the rescheduling charge for that Component; and

(ii)	if Integrator cancels all or substantially all of Integrator’s Order for a Service for an End User, effective either before the start of or during the Service Term of that Service, Integrator agrees to pay Cisco the cancellation fee per Section 9.2.
In either (i) or (ii) above, Integrator shall pay Cisco the rescheduling or cancellation fees within thirty (30) days of the effective date of cancellation.

4.9	Services Renewal. At the end of the initial Service Term of an Order, that Service Term will automatically be extended on a month-to-month basis until the Order for that Service is renewed for a longer term (which will be considered a new Service Term), or cancelled by either party on thirty (30) days notice. Cisco will give Integrator sixty (60) days notice of any price increases that will apply to such month-to- month services.

4.10	Effect of Termination. Termination or expiration of this Exhibit does not terminate Orders previously accepted by Cisco under this Exhibit, except as set forth in the Term and Termination section of the Agreement.
5.0	COPYRIGHT LICENSE FOR USE OF SERVICE DESCRIPTIONS.
5.1	Each Service is described in a Service Description, which also sets forth requirements for use of that Service.

5.2	Service Descriptions are copyrighted by Cisco, and may be used and modified only as permitted herein. Subject to this Agreement, Cisco grants Integrator a non-exclusive, non-transferable (except as permitted in Section 4.2) and nonsublicenseable (except as permitted in this Section) license, during the Term, with respect to the Service Description of each Service that Integrator seek to sell, to:
(i)	modify the Service Description by adding Integrator’s Marks, provided such branding complies with Cisco’s then-current copyright
(http://www.cisco.com/en/US/about/ac50/ac47/copyright_material_guidelines.html) and other brandling guidelines at
http:/www.cisco.com/en/US/about/ac50/ac47/about_cisco_brand_center.html;

(ii)	modify the Service Description to create a Modified Description;

(iii)	use the Service Description or Modified Description solely to sell the Service and products or services Integrator bundle with that Service;

(iv)	reproduce and distribute the Service Description or Modified Description solely to End Users and potential End Users, in connection with the marketing and sale of the Service; and

(v)	sublicense third parties to exercise the rights granted in this Section 5.0, solely to perform services for Integrator.
6.0	USE OF CISCO’S MARKS.
6.1	Integrator may use the Cisco Marks solely for use for the Services in connection with Integrator’s advertisement, promotion and distribution of the Services. Integrator’s use of Cisco’s Marks must comport with Cisco’s then-current policies.

6.2	Notwithstanding section 6.1 above, Integrator may not use Cisco Marks in a Modified Description, unless approved by Cisco in writing for a specific Modified Description. Cisco may give or withhold such approval in its sole discretion. Cisco’s approval does not constitute an endorsement or approval of the contents of the Modified Description, and does not relieve Integrator of full responsibility for such content.

6.3	Before publishing or disseminating any advertisement, promotional materials or documentation bearing any of Cisco’s Marks, Integrator will deliver a sample of the proposed item to Cisco’s designated representative for approval, which will not be unreasonably withheld or delayed.

6.4	Integrator may not publish or otherwise disseminate any such item until approved by Cisco. All such advertising and other material will include such statements or other identifying references as Cisco may reasonably request. Any use of the Cisco Marks by Integrator will inure to Cisco’s benefit.

6.5	Cisco (and its respective suppliers as the case may be), own all right, title and interest in the Marks, the Services and the software used to provide Services. Integrator has paid no consideration for the use of the Cisco Marks, and nothing in this Exhibit will give Integrator any interest in any of the Marks.
7.0	USE OF INTEGRATOR’S MARKS.
7.1	During the Term, Cisco may list Integrator as an Integrator of Services on Cisco.com, and in presentations to current and potential investors and customers, using Integrator’s name and logo.

7.2	Before publishing or disseminating any other form of advertisement or promotional materials bearing any of Integrator’s Marks, Cisco will deliver a sample of the proposed item to Integrator for Integrator’s approval, which will not be unreasonably withheld or delayed.

7.3	Cisco will not publish or otherwise disseminate any such items until approved by Integrator. All such advertising and other material will include such statements or other identifying references as Integrator may reasonably request. Any use by Cisco of Integrator’s Marks will inure to Integrator’s benefit. Cisco will comply with Integrator’s standard usage guidelines concerning use of Integrator’s Marks.

7.4	Integrator owns all right, title and interest in Integrator’s Marks. Cisco has paid no consideration for the use of Integrator’s Marks, and nothing in this Agreement will give Cisco any interest in any of Integrator’s Marks.

7.5	Upon termination or expiration of the Agreement or this Exhibit or both, for any reason, each party will immediately cease all display, advertising and use of the other party’s name and Marks, and Integrator will cease all use of the Service Descriptions and Modified Descriptions.
8.0	LIMITED SERVICE WARRANTY.

The Services are provided with the Limited Service Warranty set forth in Attachment 7 (Limited Warranty Statement).

9.0	PRICE AND PAYMENT TERMS.
9.1	Pricing. Cisco’s price(s) and discounts for the Services are set forth in Attachment 4 (Pricing) and http://www.cisco.com/partner/services/remote_ops/docs/cros_pricing.xls. All prices are exclusive of any taxes and duties which, if applicable, shall be paid by Integrator. Applicable taxes are billed as a separate item. Integrator may not set off against any invoices any amounts claimed due to Integrator from Cisco.

9.2	Pursuant to Section 9.1 above (Pricing) and Attachment 4 (Pricing), the discount applicable to Integrator for each Service is based on the term for which the Service is ordered for a specific End User.

If the sum of all recurring monthly charges paid by Integrator to Cisco at the time of cancellation (per Section 4.8) or at the end of Service Term is less than eighty-five percent (85%) of total recurring contract value, then Integrator agrees to pay Cisco a sum equal to eighty-five percent (85%) of such recurring contract value less the total recurring monthly charges actually paid to Cisco by Integrator.

Integrator shall remit payment to Cisco within thirty (30) days of the cancellation date or at the end of the applicable Service Term, unless, upon expiration of the Service Term, Integrator agrees in writing:
(a) to extend that Service Term for the number of whole months necessary to permit Integrator to achieve the minimum eighty-five percent (85%) of total contract value for that Service, and
(b) to pay Cisco, during each month of that extension, recurring charges that are, at a minimum, equal to the amount charged in the final month of the original Service Term.
9.3	Invoices. Invoices for recurring charges for a Service will be issued monthly, in advance (generally on the first day of each calendar month). Each such invoice will include charges only for those Components for which the Service has been implemented by the Cisco internal billing cut-off date in the month preceding the date of the invoice. The first invoice for a newly-implemented Component will include pro-rated charges for the period from the date Service was implemented for the Component until the start of the current billing period, as well as charges for the current billing period. One-time charges (initiation and set up fees, cancellation fees, time and materials fees, etc.) will be invoiced as incurred. Payment for all invoiced charges is due thirty (30) days from the invoice date in U.S. Dollars.

9.4	Additional Terms. Integrator agrees to pay for each ordered Service at the price in effect on the date Cisco receives an Order for the Service. Prices may be reduced by Cisco at any time, and may be increased on ninety (90) days notice. The applicable monthly charge for each Service is based on the number and types of Components to be managed under that Service, as referenced in Attachment 4 (Pricing).

Price reductions and increases will apply to all Orders received after the effective date of the price change, except that the price applicable to each Component listed on a Supplemental Order will be the lower of: (i) the price charged for that Component on the Existing Order, or (ii) the then-current price for that Component, applying the same discount tier as applied to the Existing Order. If Integrator purchases a Service for some Components for an End User, and later purchase that Service for additional Components for the same End User, Integrator may take advantage of the higher discount (if any) that results from increasing number of Components under management, only if: (a) Integrator commits to a new one, two or three year Service Term for all Components, and (b) the new Service Term exceeds the number of months remaining in the Service Term of the existing Service.

9.5	Resale Price. Integrator is free to determine its resale prices unilaterally. Integrator understands that neither Cisco, nor any employee or representative of Cisco, may give any special treatment (favorable or unfavorable) to Integrator as a result of Integrator’s selection of resale prices. No employee or representative of Cisco or anyone else has any authority to specify what Integrator’s resale prices for the Services must be, or to inhibit in anyway, Integrator’s pricing discretion with respect to the Services.
10.0	TERMINATION.

This Exhibit may be terminated by Cisco and/or Cisco may suspend its performance of any and all Services on five days notice if Integrator fails to pay for the Services when due and fails to make such payment within fifteen (15) days after notice from Cisco of such past due payment. Integrator will be charged the normal daily rate for suspended Services during the period of suspension, and a Service restoration charge may apply. In addition, a deposit may be required prior to Service restoration.

11.0	TIME AND MATERIAL SERVICE CHARGES — UNCOVERED CAUSES.
11.1	Notwithstanding any provision of a Service Description, the Services do not include troubleshooting or resolution of a reported Network problem, answering calls, or providing on-site assistance to the extent the reported problem results from, or the time or expenses incurred are due to, an Uncovered Cause.

11.2	Subject to the limitations set forth in this Section 11, Integrator agrees to pay Cisco’s then-current time and material service rates for time and expenses Cisco incurs in providing services due to an Uncovered Cause. For example, such charges would be incurred if: (i) Integrator’s End User calls Cisco for assistance regarding a Component that is not managed by Cisco’s Service and Cisco has Integrator’s permission pursuant to Section 12.1 or (ii) Integrator’s Modified Description of a Service requires Cisco to change its normal processes or procedures or to incur more time in providing the Service.

11.3	Cisco will promptly consult Integrator (or End User, if Cisco has Integrator’s permission pursuant to Section 12.1) once Cisco determines that a chargeable event has been identified or is about to occur. Prior to proceeding further, Cisco will require Integrator’s written authorization, unless pre-authorized pursuant to Section 12 below, to pay for time spent and expenses beyond that incurred in isolating or identifying a problem.
12.0	OTHER SERVICES CHARGES — AUTHORIZED BY INTEGRATOR OR END USER.
12.1	From time to time, one of Integrator’s End Users may request that Cisco perform services (other than moves, adds, changes and disconnects) that are beyond the scope of the Services Integrator has purchased for resale to that End User (e.g., with respect to an Uncovered Cause). If Integrator checks “Yes” on Attachment 5 (Approval Form for Cisco to Provide Hourly Services to End Users), Integrator

authorizes Cisco to perform such services, and bill Integrator for those services at Cisco’s then-current rates.

12.2	From time to time, one of Integrator’s End Users may request that Cisco perform moves, adds, changes and disconnects. If Integrator checks “Yes” on Attachment 6 (Approval Form for Processing End User MACDs), Integrator authorizes Cisco to perform the services requested by Integrator’s End User, and bill Integrator for those services at Cisco’s then-current rates.
13.0	DESIGN, REVIEW, ORDER SUSPENSION AND TERMINATION.

Cisco will promptly notify Integrator if Cisco concludes that a Network is not reasonably supportable (for example, because of incorrect wiring of a LAN, protocols not disclosed to Cisco at the time Cisco accepted the Order, or a Network design that will require unusually high levels of troubleshooting and support), describing the problem encountered and any suspected cause(s). Notwithstanding any other provision of this Exhibit or the Agreement:
(i)	If Cisco provides such notice prior to the date the Service is initiated for any Component of the affected Network, Cisco may, without liability to Integrator, suspend the Order for that Service until the problem is resolved to Cisco’s satisfaction;

(ii)	If Cisco provided such notice after the Service is initiated for a Component of that Network, Cisco will continue to provide the Service for all Components for which Service has previously been initiated, but Cisco may, without liability to Integrator, refuse to initiate the Service for additional Components until the problem is resolved to Cisco’s satisfaction; and

(iii)	Either party may terminate the Order for the affected Service and End User Network if the problem is not resolved within sixty (60) days of the date of Cisco’s notice. Cisco will have no liability to Integrator, and Integrator will have no liability to Cisco, arising from such termination.
14.0	SUSPENSION OF SERVICES FOR MISUSE OF MANAGEMENT CONNECTION.

Cisco will have the right to suspend affected Services if a Management Connection established for use in providing such Services is used for any other purpose (for example, in an attempt to gain access to Cisco’s network or data). Cisco will promptly inform Integrator of any such suspension. Integrator will be charged the normal daily rate for suspended Services during the period of suspension. When Cisco is satisfied that adequate measures have been implemented to prevent a recurrence of the problem, Services will promptly be restored.

15.0	GENERAL.
15.1	Entitlement. Integrator acknowledges that an End User is entitled to receive Services only for which Integrator has paid the service fees to Cisco.

15.2	Disclosure of Contract Information. Integrator acknowledges and agrees that in no event shall any of the information contained in this Exhibit or Integrator’s Agreement be disclosed to any third party.

15.3	Representations and Warranties. Integrator shall not make any representations or warranties on behalf of Cisco, except as expressly authorized herein or as expressly authorized by Cisco in writing. Neither Integrator nor Cisco will make any obligation to End Users on behalf of the other, nor commit the resources of the other to End Users.

15.4	Independent Contractors. The relationship of Cisco and Integrator established by this Exhibit is that of independent contractors. Nothing in this Exhibit shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Integrator to create or assume any obligation on behalf of Cisco for any purpose whatsoever. All financial obligations associated with Integrator’s business are the sole responsibility of Integrator. All sales and other agreements between Integrator and its End Users are Integrator’s exclusive responsibility and shall have no effect on Integrator’s obligations under this Agreement.

15.5	Indemnification. Integrator hereby indemnifies and holds Cisco harmless from any claim, loss, damage or expense, including reasonable court costs and attorney’s fees, resulting from any claim made by End User against Cisco hereunder under claim of a third party beneficiary or otherwise. This shall not limit Cisco’s obligations, subject to the terms and conditions of this Exhibit, to provide the Services described herein. Integrator shall be solely responsible for, and shall indemnify and hold Cisco free and harmless from, any and all claims, damages or lawsuits (including Cisco’s attorneys’ fees) arising out of the acts of Integrator, its employees or its agents including, without limitation, any warranties made in addition to Cisco’s Limited Services Warranty and for any misrepresentation of Cisco’s reputation or the Services.

15.6	No Third Party Beneficiaries. Except as expressly set forth herein, nothing expressed or referred to in this Exhibit shall be construed to give any person or entity other than the parties to this Exhibit any legal or equitable right, remedy, or claim under or with respect to this Exhibit or any provision of this Exhibit. This Exhibit and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Exhibit.
-Attachment 1 Follows-

ATTACHMENT 1 to EXHIBIT H
GLOSSARY OF TERMS
The terms identified below define the terms set forth in this Exhibit.
     Agreement means the Cisco Systems Integrator Agreement and all incorporated Exhibits, amendments, and other identified documents.
     Attachments means the Attachments marked 1 through 7 to this Exhibit, which are incorporated and made a part of this Exhibit.
     Business Day(s) means Monday through Friday, excluding Cisco-observed holidays.
     Cisco means Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134.
     Cisco.com means Cisco’s suite of on-line Services and information at www.cisco.com, previously known as CCO.
     Cisco Remote Network Management Services means the Cisco brand services listed in Attachment 2, which are available for resale to End Users per the terms of this Exhibit and Agreement.
     Component(s) means a device, circuit, link, interface, or other component of a Network.
     Customer Service Order — CSO means a written/sealed or electronic order from Integrator to Cisco for the Services to be provided by Cisco under this Agreement.
     DBU means dial back up.
     Downtime means any time a managed component is not available to perform normal services, according to the Cisco ROS incident monitoring tools.
     End User means an entity (including Integrator) that purchases a Service from Integrator solely for the management of its IT infrastructure), and not for further distribution or resale.
     High Risk Activities means on-line control equipment in environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or aircraft communication systems, air traffic control, direct life support machines or weapons systems, in which the failure of the products or services could lead directly to death, personal injury, or severe physical or environmental damage.
     IT means Information Technology.
     Layer 3 means the third layer of the OSI model, also referred to as the “network layer.”
     LAN means Local Area Network.
     Managed Component(s) means an element for which remote IT-infrastructure management services are provided by Cisco.
     Management Connections mean the network connections that are required to enable to provide an ordered Service. These connections are specified in the Service Description of the Service.
     Marks means the name, trademarks, trade names and logos of a party, and the trademarks, trade names, logos and designations of any of its products or services.
     Modified Description means a Service Description that has been changed by Integrator (by additions, deletions or otherwise) in any way, for example, to describe other services Integrator bundle with the Service. Notwithstanding the foregoing, adding Integrator’s Marks to a Service Description does not, alone, create a Modified Description.
     Network means a set of interconnected and interworking Cisco supported hardware and software.
     Network Availability means the percentage of time that the Network is available to perform normal services, according to the Cisco ROS incident monitoring tools.
     Network Component means a device or link that makes up part of a network.
     NOC means the Cisco Network Operations Center, the organization that performs management duties on End User networks.
     Order means a Customer Service Order.
     OSI Model means the Open System Interconnection Reference Model.

     The Portal means the online Web user interface supplied for Integrator and End Users to receive and submit information to and from the NOC.
     Service Description means Cisco will provide the Services and perform the Cisco responsibilities described in the standard Cisco Service Descriptions located at http://www.cisco.com/partner/services/remote ops/docs/cros ServiceDescriptions.pdf (or such other location of which Cisco may notify Integrator from time to time).
     Service Term means the term for the Services as stated on the CSO.
     Service(s) means Cisco Remote Operations Services (“Cisco ROS”) described in the standard Cisco Service Description or a mutually agreed upon custom statement of work. The Services can also include those provided by Cisco per Integrator’s request per the Move, Add, Change process for new or existing Service Orders.
     Start Date means the date on which Cisco agrees to begin providing an ordered Service, as set forth on Cisco’s acceptance of the Order for that Service (or if no date is specified there, then the Start Date requested in Integrator’s Order).
     Territory means the fifty United States.
     Uncovered Cause means (i) the failure of Integrator or Integrator’s End User to comply with any of the requirements in Section 5.0 (Customer Responsibilities) of a Service Description or in this Agreement, or Integrator’s failure to comply with any of the Integrator’s responsibilities listed in this Agreement; (ii) the fault, negligence, act or omission (including operator error) of anyone other than Cisco and its subcontractors; (iii) inaccurate information provided to us by Integrator, Integrator’s End User or a third party (such as an equipment or facilities vendor); (iv) Integrator’s failure to provide an End User the Service Description of a Service (even if Integrator provided a Modified Description to that End User); (v) an item (including a Component) that is not managed by a Service; (vi) a Network design provided by anyone other than Cisco; or (vii) a managed Component or a Network Connection that adversely affects the provision of any Service or increases our cost of providing that Service.
     VPN mean Virtual Private Network.
     WAN means Wide Area Network.
-End of Attachment 1-

ATTACHMENT 2 to EXHIBIT H
Services AVAILABILITY

Services Available and requirements for
Cisco Remote IT Infrastructure and Change	commercial resale in the United States
Management Services	(excluding sales to U.S. Federal Government)
WAN/LAN — Management	No specialization required

IP Telephony — Management	Must have Cisco IPC Specialization to resell

Security — Management	Must have Cisco Security Specialization to resell
A current list of Services is provided above. List may be updated from time to time. Current information is available upon request.
***************
-End of Attachment 2-

ATTACHMENT 3 TO EXHIBIT H
INTEGRATOR REQUIREMENTS
INTEGRATOR SHALL MEET ALL OF THE FOLLOWING CRITERIA AS A CONDITION TO THE RIGHT TO RESELL THE SERVICES:
1.	Integrator shall be in good standing (i.e. at least maintain its partnership status and remain current on outstanding invoices);

2.	Integrator shall have Cisco’s IPC specialization criteria;

3.	Integrator shall have a corporate main office or be headquartered in the United States; and

4.	Integrator shall be in good CSAT standing (maintaining the minimum score for the U.S. Theatre)
-End of Attachment 3-

ATTACHMENT 4 TO EXHIBIT H
PRICING
All pricing terms of Section 9.0 apply. Pricing subject to change.
See the Cisco ROS service descriptions
http://www.cisco.com/partner/services/remote_ops/docs/cros_ServiceDescriptions.pdf for additional information and a full list of supported equipment.
Cisco ROS Price List — Volume Variable List (VVL) Price located at:
http://www.cisco.com/partner/services/remote_ops/docs/cros_pricing.xls
Recurring and non-recurring (one-time) fees are rounded to the nearest dollar, actual prices may vary. Non-recurring fees listed are for existing networks.
All Services contain two charges (1) one-time service activation fee (non-recurring fees) and (2) monthly recurring fee.
Prices are determined by device counts and term length.
The following table reflects the discount that Integrator shall receive for monthly recurring fees.
MAC fees are not discounted.

All Recurring Services
Months of Term:	12	24	36

Discounts from VVL Price:	15%	20%	25%
International Pricing Notes:
If the physical location of the managed device is outside the United States, the price may be subject to the following increase over the domestic VVL prices:

Canada	0%
EMEA	15%
Japan	15%
Australia	15%
Latin America	25%
APAC	25%
Rest of world	25%
-End of Attachment 4-

ATTACHMENT 5 TO EXHIBIT H
APPROVAL FORMS
Approval Form for Cisco to Provide Hourly Services to End Users

Integrator Name:	Inx

Integrator HQ Address:	1955 Lavelay Dr. Ste 220

☐	YES. When Integrator’s End User requests or requires technical assistance or other services (other than moves, adds, changes and disconnects, as defined on Cisco’s price list) that are beyond the scope of the Services Integrator have purchased from Cisco (e.g., with respect to an Uncovered Cause), Integrator HEREBY AUTHORIZES Cisco to e-mail the End User (with copy to Integrator) requesting the End User’s approval for Integrator to provide that service to the End User for a quoted hourly rate.
If Integrator checks YES, and if the End User approves Integrator’s providing the service for an hourly fee, we will provide that service as Integrator’s subcontractor, and will bill Integrator for such services as set forth in Section 12.0 (Other Services Charges — Authorized by Integrator or End User). Unless Integrator indicates otherwise below, Cisco will quote the then-standard Professional Services Rate (located in the Move, Add, Change section of Attachment 4 (Pricing)) to the End User for these services. As a courtesy, if Integrator prefers that Cisco quote a different hourly rate for such services, enter that hourly rate here: $          /hour.

Integrator contact to cc: on authorization form:

Integrator contact name:

Cell Phone:

Pager:

Email:

Approval will be received from the end-user via email or facsimile before Cisco will render the requested services.
☒	NO. When Integrator’s End User requests or requires technical assistance or other services that are beyond the scope of the Services Integrator has purchased from Cisco (e.g., with respect to an Uncovered Cause), Integrator DOES NOT AUTHORIZE Cisco to e-mail the End User requesting the End User’s approval for Integrator to provide that service for a quoted hourly rate.

If Integrator checks “No”, Integrator must provide contact information for Integrator’s support or sales personnel who can be reached 24x7 to provide or authorize the requested or required services.

Integrator 24X7 contact name:	Integrator 24X7 contact name:
Jon Groves	Gary Derheim

Cell Phone	Cell Phone
972-786-4006	214-893-1409

Pager:	Pager:

Email:	Email:
jonathan.groves@inxi.com	gary.derheim@inxi.com
Designate additional contacts on an attachment to this Exhibit. If contact information changes, it is Integrator’s responsibility to notify Cisco of the change.
-End of Attachment 5-

ATTACHMENT 6 TO EXHIBIT H
Approval Form For Processing End User MACDs

Integrator Name:	Inx

Integrator HQ Address:	1955 Lavelay Dr. Ste 220

When Integrator’s End User makes request to Cisco for moves, adds, changes or disconnects (MACDs) as defined on Cisco’s price list, Cisco will be unable to provide the requested service without Integrator’s written approval. The time for Cisco to provide that service will therefore be increased by the time it takes to obtain Integrator’s written approval or submission of that request. If Integrator wants to expedite the MACD process for Integrator’s End Users, Integrator may authorize Cisco to provide the requested service, and bill Integrator for that service automatically, by checking “Yes” below:
☐	YES. When Integrator’s End User requests MACDs, Integrator HEREBY AUTHORIZES Cisco to provide the requested service.
If Integrator checks YES, Cisco will provide that service as Integrator’s subcontractor, and will bill Integrator for such services at the rates set forth in Cisco’s then-current price list. Unless Integrator indicates otherwise below, Cisco will quote the then-current rates to the End User for these services. As a courtesy, if Integrator prefers that Cisco quote a different rate for such services, enter those rates here:
☒	NO. Integrator does not want Cisco to begin processing a MACD request until Cisco receives Integrator’s specific written authorization in each instance. Integrator understands that this election will increase the time it takes for Cisco to respond to such requests from Integrator’s End Users.

In either case, Integrator would like Cisco to provide information about MACDs requested by the End Users to the following contacts:

Billing contact:	Gary Derheim

Cell Phone:	214.893.1409

Pager:

Email:	gary.derheim@inxi.com

MAC & Disconnect contact:	Jon Groves

Cell Phone:	972.786.4006

Pager:

Email:	jonathan.groves@inxi.com

Designate any additional contacts on an attachment to this Exhibit. If contact information changes, it is Integrator’s responsibility to notify Cisco of the change.
-End of Attachment 6-

Attachment 7 TO EXHIBIT H
Limited Warranty and Disclaimer for Remote Operations Services
1.0 GENERAL WARRANTY REGARDING ALL SERVICES FOR EACH END USER.
WITH RESPECT TO SERVICES, CISCO’S EXCLUSIVE WARRANTY IS THAT THE SERVICES SHALL BE PERFORMED IN A WORKMANLIKE FASHION. IN ANY MONTH IN WHICH CISCO HAS BREACHED THIS WARRANTY, CISCO WILL CREDIT INTEGRATOR UP TO ONE HUNDRED PERCENT (100%) OF THE SERVICE FEES FOR THAT MONTH FOR THE SERVICES. IN ORDER TO RECEIVE A CREDIT, INTEGRATOR MUST NOTIFY CISCO IN WRITING WITHIN THIRTY (30) DAYS FOLLOWING THE END OF THE MONTH DURING WHICH THE SERVICES WERE PROVIDED STATING (I) THE REASON INTEGRATOR IS DISSATISFIED WITH THE SERVICES AND (II) THE AMOUNT OF SERVICE FEES INTEGRATOR REQUESTS TO BE CREDITED. ANY CREDIT PAID BY CISCO TO INTEGRATOR (UP TO THE LIMITS ABOVE) APPLY TO THE NEXT BILLING CYCLE AND WILL CONSTITUTE INTEGRATOR’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTY UNDER THIS SECTION 1.0. CISCO SHALL NOT BE OBLIGATED TO CREDIT INTEGRATOR AN AGGREGATE AMOUNT EXCEEDING TWO MONTHS’ SERVICE FEES IN ANY TWELVE MONTH PERIOD, OR AN AGGREGATE AMOUNT EXCEEDING THREE MONTHS’ SERVICE FEES IN ANY EIGHTEEN (18) MONTH PERIOD.
2.0 ISDN WARRANTY.
ON MANAGED COMPONENTS CONFIGURED BY CISCO TO USE AN ISDN DIAL BACKUP (DBU) CIRCUIT, INTEGRATORS ARE RESPONSIBLE FOR ISDN CHARGES ASSOCIATED WITH ANY CONFIGURATION AND TESTING, THE NORMAL OPERATION OF THE ISDN DBU IN THE EVENT OF A PRIMARY WAN CIRCUIT FAILURE, AND INTEGRATOR-REQUESTED ACTIVATION OF THE ISDN DBU. IN THE EVENT OF A CONFIGURATION ERROR MADE BY CISCO THAT CAUSES THE ISDN DBU TO BECOME ACTIVE, INTEGRATOR’S SOLE AND EXCLUSIVE REMEDIES FOR A BREACH OF WARRANTY UNDER THIS SECTION 2.0 SHALL BE FOR CISCO TO CORRECT THE CONFIGURATION UPON DISCOVERY WITHIN THE CHANGE MANAGEMENT PROCESS, AND ALSO THAT CISCO MAY CREDIT THE INTEGRATOR FOR UP TO $2,500.00 PER ISDN LINE PER EVENT.
3.0 NETWORK AVAILABILITY (WAN MANAGEMENT SERVICES ONLY).
NETWORK AVAILABILITY EXTENDS UP TO AND INCLUDING LAYER 3 OF THE OSI MODEL, PROVIDED THAT THE SOURCE OF THE PROBLEM(S) IS A NETWORK COMPONENT, AND IS CALCULATED AS FOLLOWS:

Availability =1-	Total Downtime (in minutes) for all Network Links

(# of minutes in month) x (Total Network Links)
CISCO WARRANTS THAT NETWORK AVAILABILITY WILL BE EQUAL TO OR GREATER THAN 99.5% FOR EACH MONTH DURING THE SERVICE TERM. IN THE EVENT SUCH NETWORK AVAILABILITY GOAL FOR ANY GIVEN CALENDAR MONTH IS NOT ACHIEVED, INTEGRATOR’S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF WARRANTY UNDER THIS SECTION 3.0 SHALL BE FOR CISCO TO CREDIT INTEGRATOR 50% OF THE WAN MANAGEMENT CHARGES FOR THAT MONTH, UP TO A MAXIMUM CREDIT OF $10,000 IF THE CAUSE IS A CARRIER OUTAGE BEYOND CISCO’S REASONABLE CONTROL, OR UP TO A MAXIMUM CREDIT OF $20,000 FOR ALL OTHER COVERED CAUSES (SEE EXCLUSIONS FROM COVERED CAUSES BELOW).
FOR PURPOSES OF DETERMINING WHETHER THE MONTHLY NETWORK AVAILABILITY GOAL IS MET, DOWNTIME EXCLUDES OUTAGES RESULTING FROM (I) VPN SITES; (II) FAILURES OF ANY FACILITIES, EQUIPMENT, SERVICES, OR THE LIKE WHICH ARE NOT NETWORK COMPONENTS, INCLUDING BUT NOT LIMITED TO LAN COMPONENTS; (III) FAILURE OF INTEGRATOR TO PERFORM ITS RESPONSIBILITIES DEFINED IN THIS DOCUMENT, OR ANY FAULT, NEGLIGENCE, OPERATOR ERROR, ACT OR OMISSION OF INTEGRATOR, INCLUDING THE SUPPLYING OF INACCURATE INFORMATION TO CISCO; (IV) UNAVAILABILITY OF END USER PERSONNEL TO GRANT CISCO ACCESS TO END USER FACILITIES; (V) FAILURE OF EQUIPMENT OR CARRIER FACILITIES AT HEADQUARTER/HUB LOCATIONS UNLESS REDUNDANT EQUIPMENT, AND REDUNDANT AND DIVERSE CARRIER FACILITIES ARE IN PLACE AND OPERATING; (VI) UNAVAILABILITY OF ANY OTHER REQUIRED (PER THE CISCO-APPROVED NETWORK DESIGN) DIAL BACK-UP OR OTHER REDUNDANT FACILITIES OR EQUIPMENT; (VII) FAILURE OF EQUIPMENT NOT COVERED BY A MAINTENANCE AGREEMENT WITH CISCO UNLESS INTEGRATOR, END USER OR ITS THIRD PARTY MAINTENANCE PROVIDER

RESTORES THE EQUIPMENT WITHIN AGREED UPON TIMEFRAMES; (VIII) MASS OUTAGES, DEFINED AS CATASTROPHIC OUTAGES OF END USER’S CARRIER’S NETWORK AFFECTING MULTIPLE END USERS, BEYOND CISCO’S REASONABLE CONTROL; OR (IX) LOCATIONS OUTSIDE CONTINENTAL UNITED STATES.
4.0 GENERAL DISCLAIMER FOR ALL SERVICES.
4.1 ANY WARRANTIES AND RELATED REMEDIES IN THIS ATTACHMENT 7 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, EXPRESS, STATUTORY, OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE DISCLAIMERS AND EXCLUSIONS IN THIS ATTACHMENT 7 SHALL APPLY EVEN IF THE EXPRESS WARRANTIES AND LIMITED REMEDIES SET FORTH IN THIS ATTACHMENT 7 FAIL OF THEIR ESSENTIAL PURPOSE. IN ANY EVENT, THE WARRANTIES PROVIDED UNDER THIS AGREEMENT ARE SUBJECT TO THE LIMITATIONS OF LIABILITY SET FORTH IN THE AGREEMENT.
4.2 BECAUSE OF THE CONTINUOUS EVOLUTION OF THE SOPHISTICATION OF NETWORK THREATS AND INFRASTRUCTURE TECHNOLOGIES, CISCO DOES NOT MAKE, AND IT IS ACKNOWLEDGED THAT CISCO CANNOT MAKE ANY WARRANTY OR REPRESENTATION THAT ANY SYSTEM ATTACK OR IMPACTING INCIDENT WILL BE DETECTED OR PREVENTED.
4.3 INTEGRATOR ACKNOWLEDGES THAT THE SERVICES ARE NOT DESIGNED OR INTENDED BY CISCO FOR USE OR RESALE IN, OR FOR INCORPORATION INTO PRODUCTS OR SERVICES USED IN HIGH RISK ACTIVITIES. CISCO SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND WITH RESPECT TO THE USE OF THE SERVICES IN CONNECTION WITH ANY HIGH RISK ACTIVITY.
-End of Attachment 7-